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                                                                  Exhibit 99.1

Next we'll hear from Elliot Lebowitz, who is the President and CEO of BioTransplant, Inc. which is located in Charlestown, Massachusetts. BioTransplant is developing therapeutics to re-educate the body's immune system, to accept transplanted cells, tissues, and organs based on its proprietary ImmunoCognance technology. Immediately after Elliot's presentation, we'll have a breakout session also in the Park Avenue Suite. Thank you.

Thank you and good afternoon. Starting with some notes of caution, I'd like to describe how BioTransplant and Eligix are joining to become the industry leader in immune modulation and immune transplantation therapy for cancer and other life-threatening diseases.

As was mentioned we're developing some unique technologies to re-educate the immune system for multiple applications.

We're transitioning to commercialization for those of you who have followed the company recently. We've formed a joint venture with Novartis in xenotransplantation to address the shortage of human donor organs. Phase II trials have started by MedImmune in psoriasis. In AlloMune for re-programming the immune responses, we are making progress and in clinical trials in that area. The announcement of our acquisition of Eligix will be important both for creating some key components for the AlloMune System as well as near-term products where there are product revenues from treating cancer with bone marrow transplants.

What's our business strategy to grow the company to commercial success? We're focused on high value, high margin products and we're balancing risks and opportunities by creating four categories of products. The first should generate major cash flows larger than our current market capitalization and yet without financial risk to the company or its investors because the partners will be financing the programs. The second category, our product which will generate near-term revenues, sales in Europe with US Phase III clinical trials this year. The third category is the AlloMune family of products which are progressing for multiple indications and then we have a very extensive pre-clinical pipeline which we won't have time to discuss today. So our goal

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is to generate near-term revenues so that we have the staying power to create long-term value from our product portfolio.

The B-Cell HDM (high density microparticle) for treating cancer will be on the market for sales in Europe and in US Phase III trials this year, in the first half of this year. The T-Cell HDM for treating cancers will have European sales and Phase III US clinical trials in the second half of this year. MEDI-507 which is currently in Phase II trials will transition to pivotal trials at the end of the year and the AlloMune System for multiple indications will conclude its early stage clinical trials this year.

So the first of the categories in terms of major cash flows without financial risk begins with MEDI-507 which as you may know is a humanized monoclonal antibody with very strong intellectual property protection. It's had positive clinical results in autoimmune diseases and bone marrow transplantation and in organ transplantation. And the market potential in the transplant arena is certainly significant, but it can be greatly expanded with the autoimmune indications which are a multi billion dollar market potential as represented by the current clinical trials in psoriasis and the planned clinical trials this year in rheumatoid arthritis. We've partnered this product with MedImmune which is financing the program and BioTransplant will receive very significant royalty from the sales of this product. And BioTransplant has also retained ownership rights for the use of MEDI-507 as a key component in our AlloMune and XenoMune Systems.

The second product in this category is a little further off. It's the XenoMune System to be able to utilize inbred miniature swine for donor organs and these animals will have advantages because they can match the size of the organ with a human organ. And recently we've shown that these animals are incapable of productively infecting human cells with porcine endogenous retroviruses (PERV) which is the major safety barrier in xenotransplantation. Yesterday we announced the issuance of a fundamental US patent for the molecular sequence and the uses and methods of using this sequence to diagnose and prevent infections. Based on the hundreds of thousands of patients worldwide who could benefit from a human organ transplant, the market potential is

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extremely large and we've created a joint venture with Novartis. We own a third, they own two thirds, and they finance the rest of the program with BioTransplant benefiting with royalties that are significant from these multi billion dollar products. So these two products in the first category should generate cash flows that are larger than our current market cap without any financial risk to the company. The second category of products should have European commercial sales and Phase III US trials this year. B-Cell HDM is a device that was developed by Eligix for treating cancer by removing malignant B cells, ex vivo, from bone marrow transplants in B cell cancers. There have certainly been very encouraging pilot results and the market potential continues to grow as the additional benefits of this approach become more widely known.

Today we announced that the CE Mark has been received for this product which now enables sales of this product in Europe. The HDM devices from Eligix are a very exciting product concept because they have the advantages of speed to market that devices have, but they also have the benefits of the high pharmaceutical profit margins so these represent a class of products that will have, I think, very good business benefits for the combined company.

The second product in this category, the T-Cell HDM is again an ex vivo device in which case it depletes undesirable T cells from bone marrow transplants or donor lymphocyte infusions in order to inhibit graft versus host disease. Again, very promising clinical results from Dana-Farber and elsewhere and the market potential is significant and it continues to grow.

The third category of products is the AlloMune system, which is a family of products to reprogram immune responses with mini-bone marrow transplants. Unlike conventional bone marrow transplants we won't destroy the patient's bone marrow. What you're doing here is you're adding donor bone marrow to the recipient, so that you create mixed bone marrow and thus a mixed immune system. And the new immune system will, in the case of cancer patients, be capable of attacking the cancer much more aggressively than the patient's own immune system could have done. And in the case

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of organ transplantation, the new immune system recognizes the donor organ as self so that you don't have to use chronic immunosuppression to avoid the rejection of the organ. And of course by not destroying the patient's bone marrow, the toxicity of the procedure is greatly reduced. The market potential is large.

I want to give a little guidance on how the clinical studies, those initial clinical studies are going. In cancer, these are terminal patients who failed all other therapy and in fact weren't even eligible for conventional bone marrow transplants. As a rule of thumb what we're finding is about 25% of these patients are showing a complete remission for over a year and another 25% of these patients are showing partial remissions. In the case of organ transplantation, the initial patients in a pilot clinical trial continue to show acceptance of the donor organ--in this case kidneys--without any chronic immunosuppression. So again I think we're making some progress in demonstrating the approach of re-educating the immune system.

In terms of product milestones, in the 1st quarter we said we'd get the CE Mark for B-Cell. We did it. In the lst quarter we said MEDI-507 would be in Phase II trials. We did it. In the 2nd quarter, B-Cell HDM for the Phase III clinical trials, T-Cell cost recovery and then in the 3rd quarter, CE Mark for the T-Cell and expanded transplant trials, and then at the end of the year pivotal trials for MEDI-507 in psoriasis, AlloMune in therapy refractory lymphoma and T-Cell HDM in hematological cancers.

The Eligix (sic) transaction is a pure stock transaction with no collar in either direction because it makes too much business sense to subject it to the vagaries of short-term market fluctuations. At the end of the day, Eligix will own 1/3rd of the company, BioTransplant shareholders 2/3 share of the company, and it should close at the end of the lst quarter or the beginning of the 2nd quarter. At the end of 2000 we have $15 million in cash which is better than expectations.

And in conclusion, we're building two high-revenue stream products without financial risk to the market. We also have two near-term revenue products in Europe with US Phase II trials this year. We have a very good pipeline of high margin products. We have world-class collaborations both in the

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commercial and academic worlds. We have a strong management team with extensive experience in health care.

Thank you.